May 31, 1994

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

     Re:  Cadence Design Systems, Inc.
          Form S-8 Registration Statement

Ladies and Gentlemen:

     Accompanying this letter for filing pursuant to the Securities Act of 1933, as amended, is a conformed copy of a Registration Statement on Form S-8 (the "Registration Statement") with respect to 7,310,000 shares of the Common Stock of Cadence Design Systems, Inc. (the "Company"). Manually executed signature pages and consents were executed prior to the time of this electronic filing and will be retained by the Company for five years.

     In payment of the registration fee, $37,023 was transferred to the account of the Securities and Exchange Commission by federal wire transfer as required pursuant to Rule 13(c) of Regulation S-
T.  The wire was sent on May 27, 1994 at approximately 1:07 p.m.
Washington D.C. time and was assigned reference number MT-844548.

     The Registration Statement pertains to an aggregate of 7,310,000 shares of Common Stock of the Company under the Company's 1987 Stock Option Plan, as amended, the Company's 1988 Directors Stock Option Plan, as amended, the Company's 1993 Non-Statutory Stock Option Plan, the Company's 1993 Directors Stock Option Plan and the Company's 1990 Employee Stock Purchase Plan.

     If you have any questions about the enclosed, please contact the undersigned at (408) 944-7748.

Very truly yours,

CADENCE DESIGN SYSTEMS, INC.

James Given
Corporate Counsel

As filed with the Securities and Exchange Commission on May 27, 1994
     Registration No. 33-


                   SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                          ______________________
                                FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933
                         ______________________

                       CADENCE DESIGN SYSTEMS, INC.
           (Exact name of registrant as specified in its charter)

     Delaware                                77-0148231
     (State or other jurisdiction of    (I.R.S. employer identification
     incorporation or organization)      no.)
                         ______________________
                         555 River Oaks Parkway
                       San Jose, California  95134
         (Address of principal executive offices, including zip code)

                          1987 Stock Option Plan
                     1988 Directors Stock Option Plan
                     1990 Employee Stock Purchase Plan
                     1993 Directors Stock Option Plan
                     1993 Non-Statutory Stock Option Plan
                         (Full titles of the Plans)

                              James Given, Esq.
                         Cadence Design Systems, Inc.
                           555 River Oaks Parkway
                         San Jose, California  95134
                               (408) 943-1234
(Name, address and telephone number, including area code, of agent for service)

                                  Copies to:
                             David W. Healy, Esq.
                         Eileen Duffy Robinett, Esq.
                               Fenwick & West
                            Two Palo Alto Square
                        Palo Alto, California  94306

CALCULATION OF REGISTRATION FEE

                              Proposed         Proposed
Title of         Amount       Maximum          Maximum          Amount of
Securities to    to be        Offering Price   Aggregate        Registration
be Registered    Registered   per Share        Offering Price   fee
- -------------    ----------   --------------   --------------  ----------

Common Stock
$0.01 par value   7,310,000    $14.6875(1)   $107,365,625(1)    $37,023(2)



(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee based on the average high and low prices of the Common Stock as reported on the New York Stock Exchange on May 25, 1994.

(2) Pursuant to General Instruction E, no registration fee is paid for securities previously registered.



                       CADENCE DESIGN SYSTEMS, INC.
                    REGISTRATION STATEMENT ON FORM S-8
                                PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference.

(a) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1993.

(b) The Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1994.

(c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on August 29, 1990 with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.   Description of Securities.
          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          Not applicable.

Item 6.   Indemnification of Directors and Officers.

     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. The Registrant also maintains a limited amount of director and officer insurance. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors, officers and employees, and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant is required to advance expenses, as incurred, to such directors, officers and employees in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors, officers and employees; (iv) the Registrant is required to maintain director and officer liability insurance to the extent reasonably available; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

     The Registrant's policy is to enter into indemnity agreements with each of its executive officers and directors that provide the maximum indemnity allowed to officers and directors by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, the indemnity agreements provide that officers and directors will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors or officers of the Registrant or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of the Registrant. No indemnity will be provided, however, to any director or officer on account of conduct that is adjudicated to be knowingly fraudulent, deliberately dishonest or willful misconduct. The indemnity agreements also provide that no indemnification will be available if a final court adjudication determines that such indemnification is not lawful, or in respect of any accounting of profits made from the purchase or sale of securities of the Registrant in violation of Section 16(b) of the Exchange
Act.

     The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its officers or directors, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

4.01      The Registrant's 1987 Stock Option Plan, as amended.
4.02 The Registrant's 1988 Directors Stock Option Plan, as amended.
4.03 The Registrant's 1990 Employee Stock Purchase Plan, as amended.
4.04      The Registrant's 1993 Directors Stock Option Plan.
4.05      The Registrant's 1993 Non-Statutory Stock Option Plan.
5.01      Opinion of Fenwick & West.
23.01     Consent of Fenwick & West (included in Exhibit 5.01).
23.02     Consent of Arthur Andersen & Co.
23.03     Consent of Deloitte & Touche.
24.01     Power of Attorney (see pages 5 and 6).

Item 9.   Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:
(i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration
Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               EXPERTS

The consolidated financial statements of Cadence Design Systems, Inc. as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993 and the related financial statement schedules incorporated by reference in this Prospectus have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports. Arthur Andersen & Co. did not audit the consolidated financial statements of Valid Logic Systems
Incorporated, a company acquired by Cadence Design Systems, Inc. during 1991 in a transaction accounted for as a pooling of interests. Such statements are included in the consolidated financial statements of Cadence Design Systems, Inc. and reflect total revenues of 40% of the consolidated total for the year ended December 31, 1991. The consolidated financial statements and related financial statement schedules of Valid Logic Systems Incorporated and subsidiaries for the year ended
December 31, 1991 have been audited by Deloitte & Touche, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The opinion of Arthur Andersen & Co., insofar as it relates to amounts included for Valid Logic Systems Incorporated, is based solely upon the reports of Deloitte & Touche.


                         POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints James Given and H. Raymond Bingham, and each of them, his or its true and lawful attorneys-in-fact and agents with full power of substitution, for him or it and in his or its name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting until said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San
Jose, State of California, on this 26th day of May 1994.

                       CADENCE DESIGN SYSTEMS, INC.


                       By:  /s/Joseph B. Costello
                            Joseph B. Costello,
                            President and Chief Executive
                            Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature                   Title                              Date

Principal Executive
Officer:


/s/ Joseph B. Costello        President, Chief Executive     May 26, 1994
Joseph B. Costello            Officer and Director

Principal Financial
Officer:


/s/ H. Raymond Bingham        Executive Vice President       May 26, 1994
H.Raymond Bingham              Finance and Administration, Chief
                               Financial Officer and Secretary


Principal Accounting
Officer:


/s/ William Porter            Vice President, Corporate      May 26, 1994
William Porter                   Controller
                              and Assistant Secretary


Additional Directors:


/s/ Carol Bartz               Director                      May 26,1994
Carol Bartz



/s/ Raymond J. Lane          Director                       May 17,1994
Raymond J. Lane



/s/ Dr. Leonard Y. W. Liu    Director                       May 26, 1994
Dr. Leonard Y. W. Liu



/s/ Donald L. Lucas          Director                       May 26,1994
Donald L. Lucas



/s/ Dr. Alberto Sangiovanni- Director                       May 26, 1994
Vincentelli
Dr. Alberto Sangiovanni-Vincentelli



/s/ George M. Scalise         Director                      May 26,1994
George M. Scalise



/s/ Dr. John B. Shoven        Director                      May 17,1994
Dr. John B. Shoven



/s/ James E. Solomon          Director                      May 26,1994
James E. Solomon




                           Exhibit Index

Document

4.01      The Registrant's 1987 Stock Option Plan, as amended.

4.02      The Registrant's 1988 Directors Stock Option Plan, as amended.

4.03 The Registrant's 1990 Employee Stock Purchase Plan, as amended.

4.04      The Registrant's 1993 Directors Stock Option Plan.

4.05      The Registrant's 1993 Non-Statutory Stock Option Plan.

5.01      Opinion of Fenwick & West.

23.01     Consent of Fenwick & West (included in Exhibit 5.01).

23.02     Consent of Arthur Andersen & Co.

23.03     Consent of Deloitte & Touche.

24.01     Power of Attorney (see pages 5 and 6).



                            EXHIBIT 4.01



CADENCE DESIGN SYSTEMS, INC.

1987 STOCK OPTION PLAN
As Adopted April 24, 1987
As Amended May 4, 1993

     1.   Purposes of the Plan.  The purposes of this Stock Option
Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees of the Company and to promote the success of the Company's business.

          Options granted hereunder may be either "incentive stock options", as defined in Section 422A of the Internal Revenue Code of 1986, as amended, or "non-statutory stock options", at the discretion of the Board and as reflected in the terms of the written option agreement.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

          (b) "Common Stock" shall mean the Common Stock of the Company.

          (c)  "Company" shall mean CADENCE DESIGN SYSTEMS,
INC., a Delaware corporation.

          (d) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

          (e) "Consultant" shall mean any consultants, independent contractors or advisers (provided that such persons render bona fide services not in connection with the offering and sale of securities in capital raising transactions).

          (f) "Continuous Status as an Employee or Consultant" shall mean the absence of any interruption of termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence.

          (g) "Employee" shall mean any person, including officers and directors, employed by the Company or any parent or subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (h) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

          (i) "Option" shall mean a stock option granted pursuant to the Plan.

          (j) "Optioned Stock" shall mean the Common Stock subject to an Option.

          (k) "Optionee" shall mean an Employee or Consultant who receives an Option.

          (l) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Internal Revenue Code of 1986, as amended.

          (m)  "Plan" shall mean this 1987 Stock Option Plan.

          (n) "Pre-1987 Code" shall mean the Internal Revenue Code of 1986, as amended, as in effect prior to January 1, 1987.

          (o) "Share" shall mean a share of Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (p) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended.

     3.   Stock Subject to the Plan.  Subject to the provisions of
Section 11 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 13,069,009 shares of Common
Stock*.   The Shares may be authorized, but unissued, or reacquired
Common Stock.

          If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

     4.   Administration of the Plan.

          (a) Procedure. The Plan shall be administered by the Board of Directors of the Company.

               (i) The Board of Directors may appoint a Committee consisting of not less than two members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused and remove all members of the Committee, and thereafter directly administer the Plan.

               Members of the Board who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options to him.

*Does not include 568,791 shares issued upon exercise of options granted under the predecessor plan.


               (ii) Notwithstanding the foregoing subparagraph (i), if and in the event the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan shall, from the effective date of such registration until six months after the termination of such registration, be administered as follows:

               The Plan shall continue to be administered by the Board of Directors; provided, however, that if a majority of the Board of Directors is eligible to be granted Options or has been eligible at any time within the preceding year, a Committee must be appointed to administer the Plan as provided below.

               The Board of Directors may appoint a Committee consisting of not less than two members of the Board of Directors, none of whom is eligible or has been eligible at any time within the preceding year to be granted Options, to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan; provided, however, that at no time shall a person who is eligible or has been eligible at any time within the preceding year to be granted Options serve on the Committee, nor shall a Committee of less than three members administer the Plan.

               Members of the Board of Directors who are either presently eligible or who have been eligible at any time within the preceding year for Options may not vote on any matters affecting the administration of the Plan nor on the grant of any Options pursuant to the Plan, but any such member may be counted in determining the existence of a quorum at any meeting of the Board of Directors during which action is taken with respect to the granting of Options or the administration of the Plan.

          (b)  Powers of the Board.     Subject to the provisions of
the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Internal Revenue Code of 1986, as amended, or "non-statutory stock options"; (ii) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option;
(viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

          (c) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

     5. Eligibility. Options may be granted only to Employees or Consultants as defined in Section 2 hereof. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

          Incentive Stock Options may only be granted to Employees. For any Incentive Stock Options granted prior to January 1,
1987, the aggregate fair market value (determined as of the time an Option is granted) of the Shares for which any Employee may be granted Incentive Stock Options in any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000 plus any "unused limit carryover" to such year determined in accordance with
Section 422(c)(4) of the Pre-1987 Code. For any ISOs granted on or after January 1, 1987, the aggregate fair market value (determined at the time the Option is granted of the stock with respect to which Incentive Stock
Options are exercisable for the first time by such individual) during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000.

          The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consultancy by the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consultancy at any time.

     6. Term of the Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by vote of the holders of a majority of the outstanding shares of the Company entitled to vote on the adoption of the Plan.
It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

     7. Term of Option. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term may be provided in the Stock Option Agreement. However, in the case of an Incentive Stock Option granted to an Employee who immediately before the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement.

     8.   Exercise Price and Consideration.

          (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

               (i)       In the case of an Incentive Stock
Option:

               (A)  Granted to an Employee who, immediately
before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

               (B)  Granted to any Employee, the per Share
exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

               (ii) In the case of an Option granted on or after the effective date of registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act and prior to six months after the termination of such registration, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

          (b) The fair market value shall be determined by the Board in its discretion; provided however, that where there is a public market for the Common Stock, the fair market value per Share shall be the average of the high and low prices of the Common Stock on the date of grant, as reported on the New York Stock Exchange.

          (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory note, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     9.   Exercise of Option.

          (a)  Procedure for Exercise; Rights as a
Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. An Incentive
Stock Option granted prior to January 1, 1987 shall not be exercisable by an Optionee if there is outstanding, within the meaning of Section
422(c)(7) of the Pre-1987 Code, any Incentive Stock Option to purchase stock of the Company or any Parent or Subsidiary of the Company that was granted to the Optionee before the grant of the Incentive Stock Option that the Optionee seeks to exercise. Under Section 422(c)(7) of the Pre-1987 Code, an Incentive Stock Option is treated as outstanding until it is exercised in full or expires by reason of lapse of time.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

               Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)  Termination of Status as an Employee or
Consultant. If an employee ceases to serve as an Employee or Consultant, he may, but only within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Board) after the date he ceases to be an Employee or Consultant of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (c) Death of Optionee. In the event of the death of an Optionee:

               (i)  during the term of the Option who is at
the time of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised at any time within three (3) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living three
(3) months after the date of death; or

               (ii) within one (1) month after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within three (3) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     10. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     11.  Adjustments Upon Changes In Capitalization Or
Merger. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board, at its sole discretion, permits acceleration as to all or any part of the Optioned Stock, the aggregate fair market value (determined at the time an Option is granted) of stock with respect to which Incentive Stock Options granted on or after January 1, 1987 first become exercisable in the year of such dissolution, liquidation, sale of assets or merger cannot exceed $100,000. Any remaining accelerated Incentive Stock Options granted on or after January 1, 1987 shall be treated as non-statutory stock options.

     12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     13.  Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the holders of a majority of the outstanding shares of the Company entitled to vote:

               (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under
Section 11 of the Plan;

               (ii) any change in the designation of the class of employees or other persons eligible to be granted Options; or

               (iii)     if the Company has a class of
equity security registered under Section 12 of the Exchange Act at the time of such revision or amendment, any material increase in the benefits accruing to participants under the Plan.

          (b) Stockholder Approval. If any amendment requiring shareholder approval under Section 13(a) of the Plan is made subsequent to the first registration of any class of equity security by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in Section 17(a) of the Plan.

          (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect
Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of the law, including without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

     17. Stockholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. If and in the event that the Company registers any class of any equity security pursuant to
Section 12 of the Exchange Act, the approval of such shareholders of the Company shall be:

          (a) (i) solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, or (ii) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Exchange
Act at the time such information is furnished; and

          (b) obtained at or prior to the first annual meeting of shareholders held subsequent to the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act.

          If such shareholder approval is obtained by written consent, it must be obtained by the unanimous written consent of all shareholders of the Company.



                               EXHIBIT 4.02

1988 Directors Stock Option Plan, as amended



CADENCE DESIGN SYSTEMS, INC.

A Delaware Corporation

1988 DIRECTORS STOCK OPTION PLAN

As Adopted June 9, 1988
As Amended May 11, 1990, May 7, 1991, May 7, 1992 and May 4, 1993



     1. Purpose. This Stock Option Plan ("Plan") is established to provide equity incentives for members of the Board of Directors of Cadence Design Systems, Inc., a Delaware corporation (the
"Company") who are not employees of the Company, by granting such persons options to purchase shares of stock of the Company.

     2. Adoption and Stockholder Approval. This Plan shall become effective on the date that it is adopted by the Board of Directors (the "Board") of the Company. This Plan shall be approved by the stockholders of the Company within twelve months before or after the date this Plan is adopted by the Board.

     3. Types of Options and Shares. Options granted under this Plan (the "Options") shall be nonqualified stock options ("NQSOs").
The shares of stock that may be purchased upon exercise of Options granted under this Plan (the "Shares") are shares of the common stock of the Company.

     4. Number of Shares. The maximum number of Shares that may be issued pursuant to Options granted under this Plan is 445,000 Shares, subject to adjustment as provided in this Plan. If any Option is terminated for any reason without being exercised in whole or in part, the Shares thereby released from such Option shall be available for purchase under other Options subsequently granted under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

     5. Administration. This Plan shall be administered by the Board or by a committee of not less than two members of the Board appointed to administer this Plan (the "Committee"). As used in this Plan, references to the Committee shall mean either such Committee or the Board if no committee has been established. The interpretation by the Committee of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option.


     6. Eligibility. The Directors Plan provides that options may be granted only to such directors of the Company
(collectively, "Optionees" and individually "Optionee") as the Committee shall select from time to time; provided, however, that no director of the Company who is also an employee of the Company or of any parent or subsidiary of the Company may be granted an Option. Optionees may be granted more than one Option; provided, however, that the aggregate number of shares subject to all Options granted to an Optionee will be as follows: (i) 100,000 shares, in the case of Options granted to the Chairman of the Board, (ii) 75,000 shares, in the case of Options granted to the Chairman of the Compensation Committee of the Board, and
(iii) 50,000 shares, in the case of Options granted to any other director. Options will be granted on the date or dates specified in Section 7(d) below. The provisions of this Section 6 shall not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code of 1986, as amended or the rules thereunder.

     7. Terms and Conditions of Options. The Committee shall determine all terms and conditions of the Option, subject to the following terms and conditions:

          (a) Form of Option Grant. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant ("Grant") in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

          (b) Exercise Price. The exercise price of an Option shall be the fair market value of the Shares, at the time that the Option is granted, as determined by the Committee in good faith;
provided, however, that where there is a public market for the Company's Common Stock, the fair market value per Share shall be the average of the high and low closing sales price of the Company's Common Stock on the date of grant, as quoted on the New York Stock Exchange.

          (c)  Exercise Period.  Options shall be
exercisable as to 1/3rd of the Shares on the first anniversary of the Grant Date and as to an additional 1/36th of the Shares for each full month thereafter, and remain exercisable for a period of ten years; provided, however, that no Option shall be exercisable after the expiration of ten years from the date of grant, and provided further that notwithstanding anything to the contrary, with respect to the initial grant of an Option, if an Optionee ceases to serve as Chairman of the Board or as Chairman of the Compensation Committee of the Board but continues to serve as a member of the Board, then Options to purchase in excess of an aggregate of 50,000 shares ("Extra Options") held by such Optionee shall terminate and may not be exercised, except within the time periods and to the extent described in the Grant, with the date of such cessation deemed the Termination Date, and the fact of such cessation deemed the cessation or termination of service as a Director, within the meaning of those Sections with respect only to such Extra Options.

          (d) Date of Grant. The initial Option grant to a director shall be for 20,000 shares and such Option will be deemed granted on the date of appointment to the position of director. Subsequent grants in increments of 15,000 shares up to the maximum of 50,000 shares shall be immediately after the date on which his or her outstanding options become fully exercisable. The date of grant of an Extra
Option for the Chairman of the Board and Chairman of the Compensation Committee shall be immediately upon election to such position, whichever is later, or upon stockholder approval of an amendment to the Plan, authorizing such Extra Option. The Grant representing the Option shall be delivered to the Optionee within a reasonable time after the granting of the Option.


     8.   Exercise of Options.

          (a) Notice. Options may be exercised only by delivery to the Company of written notice and exercise agreement in a form approved by the Committee, stating the number of Shares being purchased, the restrictions imposed on the Shares and such representations and agreements regarding the Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

          (b)  Payment.  Payment for the Shares may be made
(i) in cash (by check), (ii) by surrender of shares of common stock of the Company having a fair market value equal to the exercise price of the Option: (iii) where permitted by applicable law, by tender of a full recourse promissory note having such terms as may be approved by the Committee; or (iv) by any combination of the foregoing.

          (c) Withholding Taxes. Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for federal or state withholding obligations of the Company, if applicable.

          (d) Limitations on Exercise. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always by subject to the following limitations:

               (i)  An Option shall not be exercisable
unless such exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise.

               (ii) An Option shall not be exercisable until this Plan has been approved by the stockholders of the Company.

               (iii)     The Committee may specify a
reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Optionee from exercising the full number of Shares as to which the Option is then exercisable.

     9. Nontransferability of Options. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee. No Option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

     10. Privileges of Stock Ownership. No Optionee shall have any of the rights of a stockholder with respect to any Shares subject to an Option until the Option has been validly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in this Plan. The Company shall provide to each Optionee a copy of the annual financial statements of the Company, at such time after the close of each fiscal year of the Company as they are released by the Company to its stockholders.

     11. Adjustment of Option Shares. In the event that the number of outstanding shares of common stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per share of such Options shall be proportionately adjusted, subject to any required action by the Board or stockholders of the Company and compliance with applicable securities laws; provided, however, that no certificate or scrip representing fractional shares shall be issued upon exercise of any Option and any resulting fractions of a Share shall be ignored.

     12. No Obligation to Retain. Nothing in this Plan or any Option granted under this Plan shall confer to any Optionee any right to continue as a Director of the Company.

     13. Compliance with Laws. The grant of Options and the issuance of Shares upon exercise of any Options shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the Securities
Act of 1933, as amended, any required approval by the Commissioner of Corporations of the State of California, compliance with all other applicable state securities laws and compliance with the requirements of any stock exchange on which the Shares may be listed. The Company shall be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the registration or qualification requirement of any state securities laws or stock exchange.

     14. Acceleration of Options on Acquisition. In the event of a dissolution or liquidation of the Company, a merger in which the Company is not the surviving corporation, or the sale of substantially all of the assets of the Company, any or all outstanding Options shall, notwithstanding any contrary terms of the Grant, accelerate and become exercisable in full prior to the consummation of such dissolution, liquidation, merger or sale of assets.

     15. Amendment or Termination of Plan. Subject to the limitations set forth in Section 6 above, the Committee may at any time terminate or amend this Plan in any respect (including, but not limited to, any form of Grant, agreement or instrument to be executed pursuant to this Plan); provided, however, that the Committee shall not, without the approval of the stockholders of the Company, increase the total number of Shares available under this Plan (except by operation of the provisions of this Plan) or change the class of persons eligible to receive Options. In any case, no amendment of this Plan may adversely affect any then outstanding Options or any unexercised portions thereof without the written consent of the Optionee.

     16. Term of Plan. Options may be granted pursuant to this Plan from time to time within a period of five years from the date this Plan is adopted by the Board of Directors.



                               EXHIBIT 4.03

              1990 Employee Stock Purchase Plan, as amended


CADENCE DESIGN SYSTEMS, INC.

EMPLOYEE STOCK PURCHASE PLAN

As Adopted January 30, 1990,
As Amended May 7, 1992
As Amended May 4, 1993
As Amended May 17, 1994

     1.   Establishment of Plan.  Cadence Design Systems,
Inc. (the "Company") proposes to grant options for purchase of the Company's Common Stock to eligible employees of the Company and Subsidiaries (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (the "Plan"). For purposes of this Plan, "parent corporation" and "Subsidiary" (when used in the plural, "Subsidiaries") shall have the same meaning as "parent corporation" and "subsidiary corporation" in Sections 425(e) and 425(f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The Company intends that the Plan shall qualify as an "employee stock purchase plan" under
Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Subject to adjustment as provided in Section 14 of the Plan, the aggregate number of shares of Common Stock which may be purchased under this Plan shall not exceed 3,000,000 shares of Common Stock of the Company, which may be treasury shares reacquired by the Company or authorized and unissued shares, or a combination of both.

     2. Purpose. The purpose of the Plan is to provide employees of the Company and Subsidiaries designated by the Board of Directors as eligible to participate in the Plan with a convenient means to acquire an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and Subsidiaries, and to provide an incentive for continued employment.

     3.   Administration.  The Plan is administered by the
Board of Directors of the Company or by a committee designated by the
Board of Directors of the Company (in which event all references
herein to the Board of Directors shall be to the committee).    Subject to
the provisions of the Plan and the limitations of Section 423 or the Code or any successor provision in the Code, all questions of interpretation or application of the Plan shall be determined by the Board and its decisions shall be final and binding upon all participants.
Members of the Board shall receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board of Directors of the Company for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

     4. Eligibility. Any employee of the Company or the Subsidiaries is eligible to participate in an Offering
Period (as hereinafter defined) under the Plan except the following:

(a) employees who are not employed by the Company or Subsidiaries on the fifteenth (15th) day of the month before the beginning of such Offering Period;

(b) employees who are customarily employed for less than 20 hours per week;

(c) employees who are customarily employed for less than five months in a calendar year; and

(d) employees who, together with any other person whose stock would be attributed to such employee pursuant to
Section 425(d) of the Code, own stock or hold options to purchase stock or who, as a result of being granted an option under the Plan with respect to such Offering
Period, would own stock or hold options to purchase stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

     5.   Offering Dates.  The Offering Periods of the Plan
(the "Offering Period") shall be of six (6) months duration commencing January 1 and July 1 of each year and ending on June 30 and December 31, respectively, during which payroll deductions of the participant are accumulated under this Plan. The first Offering Period shall commence on July 1, 1990. The first day of each Offering Period is referred to as the "Offering Date." The last day of each Offering
Period is hereinafter referred to as the "Purchase Date". The Board of Directors of the Company shall have the power to change the duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. Effective May 7, 1992, the Board of Directors amended the Offering Periods as follows: July 1, 1992 - January 31, 1993;
February 1, 1993 - July 31, 1993; August 1, 1993 - January 31, 1994; and
thereafter commencing February 1 and August 1 of each year and ending on July 31 and January 31 of each year.

     6.   Participation in the Plan.  Eligible employees may
become participants in an Offering Period under the Plan on the first Offering Date after satisfying the eligibility requirements by delivering to the Company's or Subsidiary's (whichever employs such employee) legal department not later than the 15th day of the month before such Offering Date unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period a subscription agreement authorizing payroll deductions. An eligible employee who does not deliver a subscription agreement to the legal department by such date after becoming eligible to participate in such Offering Period under the Plan shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in the Plan by filing the subscription agreement with the legal department not later than the 15th day of the month preceding a subsequent Offering Date.  Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws from the
Plan or terminates further participation in the Offering Period as set forth in Section 11 below.  Such participant is not required to file any additional subscription agreements in order to continue
participation in the Plan.   Any participant whose option expires and who has
not withdrawn from the Plan pursuant to Section 11 below will automatically be re-enrolled in the Plan and granted a new option on the Offering Date of the next Offering Period.

     7. Grant of Option on Enrollment. An eligible employee who enrolls in the Plan with respect to an Offering Period pursuant to
Section 6 hereof, will receive a grant of an option (as of the Offering Date) to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by dividing the amount accumulated in such employee's payroll deduction account during such Offering Period by a lower of (i) eight-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date (the "Entry Price") or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Purchase Date, provided, however, that the number of shares of the Company's Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares set by the Board pursuant to Section 10(c) below with respect to the applicable Offering Period, or (b) 200% of the number of shares determined by using 85% of the fair market value of a share of the Company's Common Stock on the Offering Date as the denominator. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 8 hereof.

     8. Purchase Price. The Purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be 85% of the lesser of:

               (a)  the fair market value on the Offering Date; or

               (b)  the fair market value on the Purchase Date

          For purposes of the Plan, the term "fair market value" shall mean the closing price in U.S. dollars of a share of the Company's Common Stock as reported on the New York Stock Exchange. However, if the Offering Date or Purchase Date falls on a non-business day then the fair market value of the Common Stock shall be the closing sales price on the immediately preceding business day.

     9. Payment of Purchase Price; Changes In Payroll Deductions; Issuance of Shares

     (a) The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the employee's compensation in one percent increments not less than two percent (2%) nor greater than ten percent. (10%) Compensation shall be limited to base salary or wages and commissions, if any, paid; provided, however, that for purposes of determining a participant's compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

     (b) A participant may lower (but not increase) the rate of payroll deductions during an Offering Period by filing with the legal department a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than 15 days after the legal department's receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one change may be made effective during any Offering Period. A participant may increase or lower the rate of payroll deductions for any subsequent Offering Period by filing with the legal department a new authorization for payroll deductions not later than the 15th day of the month before the beginning of such Offering Period.

     (c) All payroll deductions made for a participant are credited to his or her account under the Plan and are deposited with the general funds of the Company; no interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     (d) On each Purchase Date, so long as the Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Offering Period under the Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant's account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of the Plan. Any cash remaining in a participant's account after such purchase of shares by reason of any limitation on the number of shares that may be purchased under the Plan as set forth in Section 10 hereof, shall be refunded to such participant in cash; provided, however, that any amount remaining in such participant's account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock of the Company shall be carried forward, without interest, into the next Offering Period. In the event that the Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in the Plan has terminated prior to such Purchase Date.

     (e)  As promptly as practicable after the Purchase
Date, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his/her option.

     (f)  During a participant's lifetime, such
participant's option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

     10.  Limitations on Shares to be Purchased.

     (a) No employee shall be entitled to purchase stock under the Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in the Plan.

     (b) No more than 200% of the number of shares determined by using 85% of the fair market value of a share of the Company's Common Stock on the Offering Date as the denominator may be purchased by the participant on any single Purchase Date.

     (c) No employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty days prior to the commencement of any Offering Period, the Board may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the "Maximum Share Amount"). In no event shall
the   Maximum Share Amount exceed the amounts permitted
under Section 10(b) above. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than fifteen days prior to the commencement of the next Offering Period. Once the Maximum Share Amount is set, it shall continue to apply in respect of all succeeding Purchase Dates and Offering Periods unless revised by the Board as set forth above.

     (d) If the number of shares to be purchased on a Purchase Date by all employees participating in the Plan exceeds the number of shares then available for issuance under the Plan, the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Board shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant's option to each employee affected thereby.

     (e)  Any payroll deductions accumulated in a
participant's account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the Offering Period.

     11.  Withdrawal.

     (a) Each participant may withdraw from an Offering Period under the Plan by signing and delivering to the legal department notice on a form provided for such purpose. Such withdrawal may be elected at any time prior to the 15th day of the month in which an Offering Period ends.

     (b) Upon withdrawal from the Plan, the accumulated payroll deductions shall be returned to the withdrawn employee and his or her interest in the Plan shall terminate. In the event an employee voluntarily elects to withdraw from the Plan, he or she may not resume his or her participation in the Plan during the same Offering Period, but he or she may participate in any Offering Period under the Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in the Plan.

     12. Termination of Employment. Termination of a participant's employment for any reason, including retirement or death or the failure of a participant to remain an eligible employee, terminates his or her participation in the Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of his or her death, to his or her legal representative. For this purpose, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

     13. Return of Payroll Deductions. In the event an employee's interest in the Plan is terminated by withdrawal, termination of employment or otherwise, or in the event the Plan is terminated by the Board, the Company shall promptly deliver to the employee all payroll deductions credited to his account. No interest shall accrue on the payroll deductions of a participant in the Plan.

     14. Capital Changes. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the options under the Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned stock, including shares which would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offering or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

     15. Nonassignability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section
22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

     16. Reports. Individual accounts will be maintained for each participant in the Plan. Each participant shall receive promptly after the end of each Offering Period a report of his account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period.

     17. Notice of Disposition. Each participant shall notify the Company if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two years from the Offering Date or within twelve months from the Purchase Date on which such shares were purchased (the "Notice Period"). Unless such participant is disposing of any of such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to the Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of such legend on certificates.

     18. No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such employee's employment.

     19. Equal Rights and Privileges. All eligible employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in the Plan.

     20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21.  Stockholder Approval of Amendments.   Any required approval
of the stockholders of the Company shall be solicited substantially in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. Such approval of an amendment shall be solicited at or prior to the first annual meeting of stockholders held subsequent to the grant to an officer or director of the Company of an option under the Plan as then amended. If such stockholder approval is obtained at a duly held stockholders' meeting, it must be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company, or if such stockholder approval is obtained by written consent, it must be obtained by a majority of the outstanding shares of the Company; provided however, that approval at a meeting or by written consent may be obtained by a lesser degree of stockholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such lesser degree of stockholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 423 of the Code or Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3").

     22.  Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to a Purchase Date.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     23.  Conditions Upon Issuance of Shares; Limitations on
Sale of.   Shares Shares shall not be issued with respect to an
option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     If the purchase of shares on a Purchase Date is exempt from the operation of Section 16(b) of the Exchange Act by the operation of Rule 16b-6 promulgated under the Exchange Act, to the extent required by the Exchange Act, shares purchased by a person subject to the requirements of Section 16(b) of the Exchange Act may not be sold prior to the expiration of six (6) months from the Purchase Date on which such shares were purchased (or on such other date as may be required by Rule 16b-3 or any successor rule).

     24. Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

     25. Amendment or Termination of the Plan. This Plan shall be effective July 1, 1990, and shall continue until the earlier to occur of termination by the Board, issuance of all of the shares of Common Stock reserved for issuance under the Plan, or ten (10) years from the adoption of the Plan by the Board. The Board of Directors of the Company may at any time amend or terminate the Plan, except that any such termination cannot affect options previously granted under the Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 21 hereof within 12 months of the adoption of such amendment
(or earlier if required by Section 21) if such amendment would:

          (a) increase the number of shares that may be issued under the Plan;

          (b) change the designation of the employees (or class of employees) eligible for participation in the Plan;
or

          (c) constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3 (or any successor rule) of the Exchange Act.





                           EXHIBIT 4.04

                  1993 Directors Stock Option Plan



CADENCE DESIGN SYSTEMS, INC.

A Delaware Corporation

1993 DIRECTORS STOCK OPTION PLAN

As Adopted July 22, 1993



     1. Purpose. This Stock Option Plan ("Plan") is established to provide equity incentives for members of the Board of Directors of Cadence Design Systems, Inc., a Delaware corporation (the "Company") who are not employees of the Company, by granting such persons options to purchase shares of stock of the Company.

     2. Adoption and Stockholder Approval. This Plan shall become effective on the date that it is adopted by the Board of Directors (the "Board") of the Company. This Plan shall be approved by the stockholders of the Company within twelve months before or after the date this Plan is adopted by the Board.

     3. Types of Options and Shares. Options granted under this Plan (the "Options") shall be nonqualified stock options ("NQSOs").
The shares of stock that may be purchased upon exercise of Options granted under this Plan (the "Shares") are shares of the common stock of the Company.

     4. Number of Shares. The maximum number of Shares that may be issued pursuant to Options granted under this Plan is 107,223 Shares*, subject to adjustment as provided in this Plan. If any Option is terminated for any reason without being exercised in whole or in part, the Shares thereby released from such Option shall be available for purchase under other Options subsequently granted under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

     5. Administration. This Plan shall be administered by the Board or by a committee of not less than two members of the Board appointed to administer this Plan (the "Committee"). As used in this Plan, references to the Committee shall mean either such Committee or the Board if no committee has been established. The interpretation by the Committee of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option.

*Does not include 337,777 Options granted under the predecessor plan (the 1988 Directors Stock Option Plan).



     6. Eligibility. The Directors Plan provides that options may be granted only to such directors of the Company
(collectively, "Optionees" and individually "Optionee") as the Committee shall select from time to time; provided, however, that no director of the Company who is also an employee of the Company or of any parent or subsidiary of the Company may be granted an Option. Optionees may be granted more than one Option; provided, however, that the aggregate number of shares subject to all Options granted to an Optionee will be as follows: (i) 100,000 shares, in the case of Options granted to the Chairman of the Board, (ii) 75,000 shares, in the case of Options granted to the Chairman of the Compensation Committee of the Board, and
(iii) 50,000 shares, in the case of Options granted to any other director. Options will be granted on the date or dates specified in Section 7(d) below. The provisions of this Section 6 shall not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code of 1986, as amended or the rules thereunder.

     7. Terms and Conditions of Options. The Committee shall determine all terms and conditions of the Option, subject to the following terms and conditions:

          (a) Form of Option Grant. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant ("Grant") in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

          (b) Exercise Price. The exercise price of an Option shall be the fair market value of the Shares, at the time that the Option is granted, as determined by the Committee in good faith;
provided, however, that where there is a public market for the Company's Common Stock, the fair market value per Share shall be the average of the high and low closing sales price of the Company's Common Stock on the date of grant, as quoted on the New York Stock Exchange.

          (c) Exercise Period. Options shall be exercisable as to 1/3rd of the Shares on the first anniversary of the Grant
Date and as to an additional 1/36th of the Shares for each full month thereafter, and remain exercisable for a period of ten years; provided, however, that no Option shall be exercisable after the expiration of ten years from the date of grant, and provided further that notwithstanding anything to the contrary, with respect to the initial grant of an Option, if an Optionee ceases to serve as Chairman of the Board or as Chairman of the Compensation Committee of the Board but continues to serve as a member of the Board, then Options to purchase in excess of an aggregate of 50,000 shares ("Extra Options") held by such Optionee shall terminate and may not be exercised, except within the time periods and to the extent described in the Grant, with the date of such cessation deemed the Termination Date, and the fact of such cessation deemed the cessation or termination of service as a Director, within the meaning of those Sections with respect only to such Extra Options.

          (d) Date of Grant. The initial Option grant to a director shall be for 20,000 shares and such Option will be deemed granted on the date of appointment to the position of director. Subsequent grants in increments of 15,000 shares up to the maximum of 50,000 shares shall be immediately after the date on which his or her outstanding options become fully exercisable. The date of grant of an Extra
Option for the Chairman of the Board and Chairman of the Compensation Committee shall be immediately upon election to such position, whichever is later, or upon stockholder approval of an amendment to the Plan, authorizing such Extra Option. The Grant representing the Option shall be delivered to the Optionee within a reasonable time after the granting of the Option.


     8.   Exercise of Options.

          (a) Notice. Options may be exercised only by delivery to the Company of written notice and exercise agreement in a form approved by the Committee, stating the number of Shares being purchased, the restrictions imposed on the Shares and such representations and agreements regarding the Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

          (b)  Payment.  Payment for the Shares may be made
(i) in cash (by check), (ii) by surrender of shares of common stock of the Company having a fair market value equal to the exercise price of the Option: (iii) where permitted by applicable law, by tender of a full recourse promissory note having such terms as may be approved by the Committee; or (iv) by any combination of the foregoing.

          (c) Withholding Taxes. Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for federal or state withholding obligations of the Company, if applicable.

          (d) Limitations on Exercise. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always by subject to the following limitations:

               (i)  An Option shall not be exercisable
unless such exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise.

               (ii) An Option shall not be exercisable until this Plan has been approved by the stockholders of the Company.

               (iii) The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Optionee from exercising the full number of Shares as to which the Option is then exercisable.

     9. Nontransferability of Options. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee. No
Option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

     10. Privileges of Stock Ownership. No Optionee shall have any of the rights of a stockholder with respect to any Shares subject to an Option until the Option has been validly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in this Plan. The Company shall provide to each Optionee a copy of the annual financial statements of the Company, at such time after the close of each fiscal year of the Company as they are released by the Company to its stockholders.

     11. Adjustment of Option Shares. In the event that the number of outstanding shares of common stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per share of such Options shall be proportionately adjusted, subject to any required action by the Board or stockholders of the Company and compliance with applicable securities laws; provided, however, that no certificate or scrip representing fractional shares shall be issued upon exercise of any Option and any resulting fractions of a Share shall be ignored.

     12. No Obligation to Retain. Nothing in this Plan or any Option granted under this Plan shall confer to any Optionee any right to continue as a Director of the Company.

     13. Compliance with Laws. The grant of Options and the issuance of Shares upon exercise of any Options shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the Securities
Act of 1933, as amended, any required approval by the Commissioner of Corporations of the State of California, compliance with all other applicable state securities laws and compliance with the requirements of any stock exchange on which the Shares may be listed. The Company shall be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the registration or qualification requirement of any state securities laws or stock exchange.

     14. Acceleration of Options on Acquisition. In the event of a dissolution or liquidation of the Company, a merger in which the Company is not the surviving corporation, or the sale of substantially all of the assets of the Company, any or all outstanding Options shall, notwithstanding any contrary terms of the Grant, accelerate and become exercisable in full prior to the consummation of such dissolution, liquidation, merger or sale of assets.

     15. Amendment or Termination of Plan. Subject to the limitations set forth in Section 6 above, the Committee may at any time terminate or amend this Plan in any respect (including, but not limited to, any form of Grant, agreement or instrument to be executed pursuant to this Plan); provided, however, that the Committee shall not, without the approval of the stockholders of the Company, increase the total number of Shares available under this Plan (except by operation of the provisions of this Plan) or change the class of persons eligible to receive Options. In any case, no amendment of this Plan may adversely affect any then outstanding Options or any unexercised portions thereof without the written consent of the Optionee.

     16. Term of Plan. Options may be granted pursuant to this Plan from time to time within a period of ten years from the date this Plan is adopted by the Board of Directors.





                              EXHIBIT 4.05

                    1993 Non-Statutory Stock Option Plan

CADENCE DESIGN SYSTEMS, INC.

1993 NON-STATUTORY STOCK OPTION PLAN
As Adopted September 17, 1993

     1.   Purposes of the Plan.  The purposes of this Stock
Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Company's Employees and Consultants (as such terms are defined below) and to promote the success of the Company's business.

          Only "non-statutory stock options" may be granted hereunder.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

          (b) "Common Stock" shall mean the Common Stock of the Company.

          (c)  "Company" shall mean CADENCE DESIGN SYSTEMS,
INC., a Delaware corporation.

          (d) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of
Section 4 of the Plan, if one is appointed.

          (e) "Consultant" shall mean any consultants, independent contractors or advisers to the Company (provided that such persons render bona fide services not in connection with the offering and sale of securities in capital raising transactions) excluding officers and directors of the Company and shareholders beneficially owning 10% or more of the Company's Common Stock.

          (f) "Continuous Status as an Employee or Consultant" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence.

          (g) "Employee" shall mean any person employed by the Company or by any parent or subsidiary of the Company, excluding officers and directors of the Company and shareholders beneficially owning 10% or more of the Company's Common Stock.

          (h) "Option" shall mean a non-statutory stock option granted pursuant to the Plan.

          (i) "Optioned Stock" shall mean the Common Stock subject to an Option.

          (j)  "Optionee" shall mean an Employee or
Consultant who receives an Option.

          (k) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Internal Revenue Code of 1986, as amended.

          (l)  "Plan" shall mean this 1993 Non-Statutory
Stock Option Plan.

          (m) "Share" shall mean a share of Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (n)  "Subsidiary" shall mean a "subsidiary
corporation", whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended.

     3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 2,500,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased
Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

     4.   Administration of the Plan.

          (a) Procedure. The Plan shall be administered by the Board of Directors of the Company. The Board of Directors may appoint a Committee consisting of not less than two members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused and remove all members of the Committee, and thereafter directly administer the Plan.

          (b)  Powers of the Board.     Subject to the
provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant options under the Plan, provided, however, that only non-statutory options may be granted under the Plan, (ii) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option provided that no Options may be granted to persons who are neither employees or consultants; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

          (c) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

     5. Eligibility. Options may be granted only to Employees or Consultants as defined in Section 2 hereof. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

          The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consultancy by the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consultancy at any time.

     6. Term of the Plan. The Plan shall become effective upon its adoption by the Board of Directors. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 13 of the Plan.

     7. Term of Option. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term may be provided in the Stock Option Agreement.

     8.   Exercise Price and Consideration.

          (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be no less than 100% of the fair market value per Share on the date of grant.

          (b) The fair market value shall be determined by the Board in its discretion; provided however, that where there is a public market for the Common Stock, the fair market value per Share shall be the average of the high and low prices of the Common Stock on the date of grant, as reported on the New York Stock Exchange.

          (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory note, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     9.   Exercise of Option.

          (a)  Procedure for Exercise; Rights as a
Shareholder. Any Option granted hereunder, shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

               Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.



          (b)  Termination of Status as an Employee or
Consultant. If an employee ceases to serve as an Employee or Consultant, he may, but only within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Board) after the date he ceases to be an Employee or Consultant of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (c) Death of Optionee. In the event of the death of an Optionee:

               (i)  during the term of the Option who is at
the time of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised at any time within three (3) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living three
(3) months after the date of death; or

               (ii) within one (1) month after the
termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within three (3) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     10. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     11.  Adjustments Upon Changes In Capitalization Or
Merger. The number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

     12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     13.  Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable.

          (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect
Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of the law, including without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.





                           EXHIBIT 5.01





May 26, 1994

Cadence Design Systems, Inc.
555 River Oaks Parkway
San Jose, California  95134

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange
Commission on or about May 26, 1994 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of, and the related authorization for you to issue, up to 7,310,000 shares of your Common Stock (the "Stock") pursuant to the exercise of options or purchase rights granted or to be granted by you under your 1987 Stock Option Plan (the "1987 Plan"), your 1988 Directors Stock
Option Plan (the "1988 Directors Plan"), your 1990 Employee Stock
Purchase Plan (the "1990 ESPP"), your 1993 Non-Statutory Stock Option Plan (the "1993 NSO Plan") and your 1993 Directors Stock Option Plan (the "1993 Directors Plan").

As your counsel, we have examined the proceedings taken by you in connection with (i) the adoption and amendment of the 1987
Plan and the 1988 Directors Plan and the granting of options thereunder,
(ii) the adoption of the 1993 Directors Plan and the 1993 NSO Plan and the granting of options thereunder and (iii) the adoption and amendment of the 1990 ESPP.

It is our opinion that shares of Stock to be issued and sold under the Registration Statement and that are authorized for issuance pursuant to (i) the exercise of stock options granted or to be granted under the 1987 Plan, if issued and sold under the Registration Statement in the manner referred to in the relevant Prospectus associated with the Registration Statement, the 1987 Plan and accompanying stock options, (ii) the exercise of stock options granted or to be granted under the 1988 Directors Plan, if issued and sold under the Registration Statement in the manner referred to in the relevant Prospectus associated with the Registration Statement, the 1988 Directors Plan and accompanying stock options, (iii) the exercise of stock options granted or to be granted under the 1993 NSO Plan, if issued and sold under the Registration Statement in the manner referred to in the relevant
Prospectus associated with the Registration Statement, the 1993 NSO
Plan and accompanying stock options, (iv) the exercise of stock options granted or to be granted under the 1993 Directors Plan, if issued and sold under the Registration Statement in the manner referred to in the relevant Prospectus associated with the Registration Statement, the 1993 Directors Plan and accompanying stock options and (v) the 1990 ESPP, if issued and sold under the Registration Statement in the manner referred to in the Prospectus associated with the Registration Statement and the 1990 ESPP, will be legally issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto.

Very truly yours,

FENWICK & WEST






                            EXHIBIT 23.02




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 26, 1994 included in the Annual Report on Form 10-K of Cadence Design Systems, Inc. for the year ended December 31, 1993 and to all references to our firm included in this Registration Statement.

ARTHUR ANDERSEN & CO.

San Jose, California
May 26, 1994






                              EXHIBIT 23.03



CONSENT OF DELOITTE & TOUCHE

We consent to the incorporation by reference in this Registration Statement of Cadence Design Systems, Inc. on Form S-8 of our reports dated January 27, 1992 (relating to the consolidated financial statements and related financial statement schedules of Valid Logic Systems Incorporated, not presented separately herein) appearing in the Annual Report on Form 10-K of Cadence Design Systems, Inc. for the year ended December 31, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE

San Jose, California
May 26, 1994